VARIABLE INSURANCE PRODUCTS FUND I,
VARIABLE INSURANCE PRODUCTS FUND II,
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV,
VARIABLE INSURANCE PRODUCTS FUND V,
FIDELITY DISTRIBUTORS CORPORATION and
TRANSAMERICA LIFE INSURANCE COMPANY

Schedule A
Separate Accounts and Associated Contracts

Revised May 1, 2014

Products	Accounts
Fidelity Income Plus	Fidelity Variable Annuity Account

Transamerica Variable Annuity Series Partners Variable Annuity Series MEMBERS® Variable Annuity Series Transamerica AxiomSM II
Transamerica Advisor EliteSM II
Transamerica LandmarkSM  Variable Annuity Transamerica FreedomSM Variable Annuity Transamerica ExtraSM Variable Annuity Transamerica Advisor EliteSM Variable Annuity Transamerica AxiomSM Variable Annuity Transamerica LibertySM Variable Annuity MEMBERS® LandmarkSM Variable Annuity MEMBERS® FreedomSM Variable Annuity MEMBERS® ExtraSM Variable Annuity MEMBERS® LibertySM Variable Annuity Transamerica Variable Annuity O-Share
Separate Account VA B

Retirement Income BuilderSM Variable Annuity
Immediate Income BuilderSM
Portfolio SelectSM Variable Annuity
Retirement Income BuilderSM II Variable Annuity
Transamerica Access Variable Annuity Privilege Select Variable Annuity Premier Asset Builder Variable Annuity Immediate Income BuilderSM II Retirement Income BuilderSM IV Transamerica Opportunity Builder
Transamerica Traditions Variable Annuity
Transamerica PrincipiumSM Variable Annuity
Retirement Builder Variable Annuity Account
Advantage V	PFL Corporate Account One
PFL Variable Universal Life Policy	PFL Variable Life Account A
Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A
Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen
Advantage R3 Variable Adjustable Life Insurance Policy	Transamerica Separate Account R3
Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One
TransMark Optimum Choice® Variable Annuity	Separate Account VA – 8
Transamerica Elite Transamerica Journey	Separate Account VUL-3
TransSurvivor	Separate Account VUL-4
TransUltra	Separate Account VUL-5
TransAccumulator VUL TransAccumulator VUL II	Separate Account VUL-6
Variable Protector	Variable Life Account A